EXHIBIT 99

December 5, 1997


Linda Cabatic, Senior Assistant Attorney General
Office of the Attorney General
1300 "I" Street, Suite 125
P.O. Box 944255
Sacramento, CA 94244-2550

Re:      Proposed Initiative No. SA 97 RF 0064
         Amendments to the Proposed Initiative

Dear Ms. Cabatic:

The undersigned proponents of Proposed Initiative No. SA 97 RF 0064 hereby request that certain amendments be made to that proposed measure. Pursuant to your letter of November 24, 1997, we submit this amendment package, which includes this request letter with the original signatures of the proponents, and the complete text of the measure as amended.

The following briefly describes the changes that we would make in these amendments:

-- Section 368.1(c): The word "the" was added to improve the sentence structure. The proponents do not believe this constitutes a substantive amendment.

-- Section 367.1(a): In the last clause, the phrase "from market contracts with the Independent System Operator" was changed to "in contracts with the Independent System Operator." This change was intended to clarify the intent that the nuclear generation-related costs could be collected from ISO revenues whether or not the revenues derive from "market contracts" between the utility and the ISO.

-- Section 367.2(a): This subsection was rewritten in order to clarify the original version. The proponents believe that the changes are editorial in nature, and do not effect the substance of this subdivision.

-- Section 367.2(b): This subsection was amended in two ways. First, the citation to the existing Public Utilities Code Section was incorrect in the original version; rather than citing Section 381(c)(3), the original cited
Section 381(b)(3). Second, the provision was broadened to cover all "qualifying facilities" designated as such pursuant to the federal Public Utility Regulatory Policies Act of 1978 (PURPA). The proponents had intended to have such coverage in this subsection, but inadvertently cited an existing PU Code section that refers only to qualifying facilities that are fueled by renewable resources.

-- Section 841.1: The amendment changes the date on which investors are deemed to be on notice to November 24, 1997, the date the proposed initiative was received by the Attorney General's Office. The original contained the date of November 15, 1997.

-- Section 1701.5(c): The amendment makes clear that the judicial review described in that subsection will occur at the state court of appeals.

In summary, we believe that many of the changes we have submitted are editorial, rather than substantive. However, it seemed prudent to err on the side of caution and provide all of them prior to December 9, 1997 date specified in your letter.

Thank you for your attention to this matter. Please let us know if there is any further information or clarification that we can provide.

Yours truly,

[ORIGINAL SIGNATURE PAGE ATTACHED]


Nettie Hoge
The Utility Reform Network (TURN)

Elisabeth Robinson Gunther
Public Media Center

Harvey Rosenfield
Coalition against Utility Taxes (CUT)


cc:  Michelle Olson, Initiative Coordinator

Nettie Hoge
-----------------------------------------
Nettie Hoge



Elisabeth Robinson Gunther
-----------------------------------------
Elisabeth Robinson Gunther



Harvey Rosenfield
-----------------------------------------
Harvey Rosenfield

                    The Utility Rate Reduction and Reform Act

SECTION 1.  Findings and Declaration

The People of California find and declare as follows:

The cost and dependability of California's electric utility service are threatened by a new law that was intended to reduce regulation of electric utility companies in this state.

Any change in the way electricity is sold should benefit all electric utility customers, including residential and small business customers, and should result in a fair and competitive marketplace.

Instead of creating a fully competitive market for electricity, the new law unfairly favors existing electric utility monopolies by forcing customers to pay rates more than 40 percent higher than the market price in order to bail out utilities for their past bad investments.

As a result of this $28 billion bailout for electric utility companies, the average California household will pay more than $250 more per year for electricity than they would in a fully competitive market.

Residential and small business customers should not be required to bear the costs of bonds used by utility companies to pay for past bad investments.

It is against public policy for residential and small business customers to be required to pay for the imprudent and uneconomic decisions of electric utility companies to invest in nuclear power plants which the public did not want and which threaten the health and safety of this state.

Under the new law, deregulation of electric utility companies may result in marketing abuses that harm residential and small business customers. Such abuses may include the selling of information about these customers to other companies for profit.

Therefore, the People of California declare that it is necessary to protect residential and small business customers from unfair and unjustified taxes and surcharges that will force them to subsidize electric utility companies. It is also necessary to ensure that residential and small business customers directly benefit from deregulation of electric utility companies.

SECTION 2.  Purpose

The purpose of this chapter is to:

1. Reduce residential and small commercial electricity rates by 20 percent to assure that these customers receive a direct benefit from the transition to the competitive marketplace for electricity.

2. Prohibit taxes, surcharges, bond payments or any other assessment from being added to electricity bills to pay off utility companies' past bad investments in nuclear power plants and other generation-related costs

3. Prohibit bonds from being used to force residential and small business customers to pay for past bad investments by electric utility companies.

4. Provide for fair and public review of California Public Utilities Commission decisions related to electricity price and services.

5. Protect the privacy of utility customers and provide the information consumers need to obtain low cost and high quality electric service.



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




SECTION 3. The following Sections are added to the Public Utilities Code:

Electric Utility Rate Reduction

Section 368.1

(a) No later than January 1, 1999, electricity rates for residential and small commercial customers shall be reduced so that these customers receive rate reductions of at least 20 percent on their total electricity bill as compared to the rate schedules in effect for these customers on June 10, 1996.

(b) The rate reductions described in subsection (a) shall be achieved through cutting payments to electric corporations for their nuclear and other uneconomic generation costs as described in Section 367.1 and 367.2.

(c) No utility tax, bond payment, surcharge, or any other assessment in any form shall be levied against any electric utility customer to pay for the rate reductions described in subsections (a) and (b).

Prohibition Against Utility Taxes, Bond Payments, Surcharges or Any Other Assessments to Pay For Nuclear Power Plants

Section 367.1

(a) Effective immediately, costs for nuclear generation plants and related assets and obligations shall not be paid for by electric utility customers, except to the extent that such costs are recovered by the sale of electricity at competitive market prices as reflected in independent Power Exchange revenues or in contracts with the Independent System Operator.

(b) No utility tax, bond payment, surcharge or other assessment in any form shall be levied against any electric utility customer for the recovery of nuclear costs described in subsection (a).

(c) This section shall not apply to reasonable nuclear decommissioning costs as referenced in Section 379 of the Public Utilities Code.



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Limitation  On  Utility  Taxes,  Bond  Payments,   Surcharges,   and  Any  Other
Assessments To Pay for Electric Utility Company Investments in Non-Nuclear Generation Assets

Section 367.2

(a) Effective immediately, costs for non-nuclear generation plants and related assets and obligations shall not be recovered from electric utility customers under the cost recovery mechanism provided for by sections 367 through 376 of the Public Utilities Code except to the extent that such costs are recovered by the sale of electricity at competitive market rates from independent Power Exchange revenues or from contracts with the Independent System Operator, unless the electric utility first demonstrates to the satisfaction of the Commission at a public hearing that failure to recover such costs would deprive it of the opportunity to earn a fair rate of return.

(b) This section shall not apply to costs associated with renewable non-nuclear electricity generation facilities described in Section 381(c)(3), or to costs associated with power purchases from qualifying facilities pursuant to the Public Utility Regulatory Policies Act of 1978 and related commission decisions.

Prohibition Against Utility Taxes, Bond Payments, Surcharges and Any Other Assessment to Pay for Securitization Bonds.

Section 840.1

Notwithstanding current Sections 840 through 847 of the Public Utilities Code:

(a) No electric corporation, affiliate of an electric corporation or any other financing entity shall assess or collect any utility tax, bond payment, surcharge or any other assessment authorized by a Public Utilities Commission financing order issued pursuant to Sections 840 through 847 of the Public Utilities Code for the purpose of paying principle, interest or any other costs of any bonds authorized by those sections.

(b) The Public Utilities Commission shall not issue any financing order pursuant to Sections 840 through 847 after the effective date of this measure.

(c) Any electric corporation, affiliate of an electric corporation or any other financing entity which is subject to a financing order issued under Section 841 that is determined by a court of competent jurisdiction to be enforceable despite subsection (a) of this section, shall offset any utility tax, bond payments, surcharge, or other assessment described in subsection (a) collected from any customer with an equal credit to be applied concurrently with the collection of the utility tax, bond payment, surcharge or other assessment.



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




Section 841.1

Any underwriter or bond purchaser who purchases rate reduction bonds after November 24, 1997 issued pursuant to current Sections 840 through 847 shall be deemed to have notice of the provisions of Sections 367.1, 367.2, 368.1, and 840.1

Public Participation and Judicial Review for Consumer Protection and Electric Company Accountability

Section 1701.5

(a) Any action or  proceeding  of the Public  Utilities  Commission  pursuant to
Section 367.1, 367.2, 368.1 and 840.1 of the Public Utilities Code shall require a public hearing where evidence is taken by and discretion is vested in the Public Utilities Commission.

(b) Any change to the amount of above-market costs for non-nuclear generation plants and related assets and obligations being recovered from utility customers shall only be made after the electrical corporation has provided notice to the public pursuant to Section 454 of the Public Utilities Code.

(c) Any action or proceeding to attack, review, set aside, void or annul a determination, finding, or decision of the Public Utilities Commission relating to electric restructuring under Chapter 2.3 of Part I of Division 1 of the Public Utilities code and financing of transition costs as described in Article
5.5 of Chapter 4 of Part I of Division 1 of the Public Utilities Code shall be in accordance with the provisions of Section 1094.5 of the Code of Civil Procedure. In any such action the writ of mandate shall lie from the court of appeals to the Public Utilities Commission. The court shall not exercise its independent judgment but shall only determine whether the determination, finding or decision of the Public Utilities Commission is supported by substantial evidence in light of the whole record.

Electric Utility Customer Privacy Protection

Section 394.1

The confidentiality of residential and small commercial customer information shall be fully protected as provided by law. No entity providing electricity services including an electric corporation shall provide information about a residential or small commercial customer to any third party without the express written consent of the customer.



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




Electric Utility Customer Information

Section 393

The Public Utilities Commission shall require each electric utility or electric service provider to provide such information or materials with each utility bill issued to residential and small commercial customers as the Commission determines to be necessary to assist consumers in obtaining low cost, high quality electric service options, including electric service options that reduce environmental impacts such as those that rely on renewable energy sources and to protect consumers' interest in all matters concerning safe and dependable delivery of electric service.

Definitions

Section 330.1  Definitions of Charges

(a) "Utility Tax" "bond payments" "surcharge", "assessment" or "involuntary payment" mean any charge that serves to permit an electric corporation to recover the value of uneconomic assets from ratepayers, and includes but is not limited to a "fixed transition amount" as defined by Section 840(d), and the "competition transition charge" that is the nonbypassable charge referred to in Sections 367 to 376, inclusive.

(b) For purposes of Sections 330.1,  367.1,  367.2,  368.1,  393, and 840.1, the
terms "electric utility", "electric utility company", and "electric corporation" have the same meaning as the term "electrical corporation" as defined in Section 218 of the Public Utilities Code.

Repeal of Existing Law
Sections 367(a), 368(d), 368(h) of the Public Utilities code are repealed.

SECTION 4.  Initiative Integrity

(a) This act shall be broadly construed and applied in order to fully promote its underlying purposes, and to be consistent with the United states Constitution and the Constitution of the State of California. If any provision of this initiative conflicts directly or indirectly with any other provisions of law, including but not limited to the cost recovery mechanism provided for by Sections 367 through 376 of the Public Utilities Code, or any other statute previously enacted by the Legislature, it is the intent of the voters that those other provisions shall be null and void to the extent that they are inconsistent with this initiative and are hereby repealed.

(b) No provision of this act may be amended by the Legislature except to further the purpose of that provision by a statute passed in each house by roll call vote entered in the journal, two thirds of the membership concurring, or by a statute that becomes effective only when approved by the electorate. No amendment by the Legislature shall be deemed to further the purposes of this act unless it furthers the purpose of the specific provision of this act that is being amended. In any judicial action with respect to any legislative amendment, the court shall exercise its independent judgment as to whether or not the amendment satisfies the requirements of this subsection.



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




(c) If any provisions of this act or the application thereof to any person or circumstances is held invalid, that invalidity shall not effect other provisions or applications of the act that can be given effect in the absence of the invalid provision or application. To this end, the provisions of this act are severable.

(d) It is the will of the People that any legal challenges to the validity of any provision of this act be acted upon by the courts upon an expedited basis.